Exhibit 99.1

Sabine Royalty Trust

News Release

SABINE ROYALTY TRUST DECLARES
MONTHLY CASH DISTRIBUTION FOR MAY

      Dallas, Texas, May 4, 2005 – Bank of America, N.A., Dallas, Texas, as Trustee of the Sabine Royalty Trust (NYSE – SBR), today declared a cash distribution to the holders of its units of beneficial interest of $0.23516 per unit, payable on May 27, 2005, to unit holders of record on May 16, 2005.

      Due to the timing of the end of the month of April, approximately $172,000 of revenue received will be posted in the following month of May in addition to normal receipts during May.

      This distribution reflects primarily the oil production for February 2005 and the gas production for January 2005. Preliminary production volumes are approximately 42,000 barrels of oil and 381,000 mcf of gas. Preliminary prices are approximately $46.13 per barrel of oil and $5.84 per mcf of gas.

      For the 2004 Annual Report and Form 10-K and other information, including the 2004 Tax Information on Sabine Royalty Trust, please visit our website at http://www.sbr-sabineroyalty.com/.

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Contact:	Ron E. Hooper Senior Vice President Bank of America, N.A. Toll Free – 800.365.6541